First Quarter 2016 Earnings Presentation May 3, 2016 Exhibit 99.2

FORWARD-LOOKING STATEMENTS

Certain statements in this presentation constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "projects," "estimates," "assumes," "may," "should," "will," "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the appendix and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the period ended March 31, 2016 and in our other filings with the SEC.

GAAP FINANCIALS

($ in millions, except per share amounts)

	Q1 2016	Q4 2015	Q1 2015
Income Statement			
Total revenues [1]	$ 66.8	$ 331.6	$ 310.8
Total expenses [2]	(343.4)	(548.3)	(371.4)
Other gains (losses)	(2.3)	8.5	10.9
Income tax benefit	106.2	91.1	18.7
Net loss	$ (172.7)	$ (117.1)	$ (31.0)
Net loss per share	$ (4.85)	$ (3.16)	$ (0.82)

	As of 3/31/2016	As of 12/31/2015
Balance Sheet		
Total Assets	$ 18,279.9	$ 18,591.5
Total Liabilities	17,647.9	17,786.8
Equity	632.0	804.7

[1] Revenues include fair value adjustments related to changes in valuations inputs and other assumptions, including fair value changes on reverse loans and liabilities, of ($222.6) million, $10.2 million and ($69.4) million for Q1 2016, Q4 2015 and Q1 2015, respectively.

[2] Expenses in Q4 2015 include $151.0 million of goodwill impairment charges. There were no goodwill charges in Q1 2016 or Q1 2015.

Walter Investment Management Corp.

2

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended March 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

WALTER INVESTMENT OVERVIEW SERVICING PORTFOLIO UPB OF $266.6 BILLION(1) FY 2015 Q1 2016 SERVICING PORTFOLIO UPB OF $275.7 BILLION(1) $26.5 BILLION OF FUNDED ORIGINATIONS(1) $5.2 BILLION OF FUNDED ORIGINATIONS(1) 53,200 MODIFICATIONS FOR HOMEOWNERS 38,300 HARP LOANS ORIGINATED 12,000 MODIFICATIONS FOR HOMEOWNERS 9,500 HARP LOANS ORIGINATED (1) Reflects period end amounts/activity in both forward and reverse businesses.

Q1 2016 RESULTS & RECENT ACOMPLISHMENTS

RESULTS

- GAAP net loss of $172.7 MN, or ($4.85) per share after tax
  - Non-cash charges of $140.5 MN, or ($3.95) per share, after tax resulting from changes in valuation inputs and other assumptions
- AEBITDA of $87.1 MN; Adjusted Loss of $17.8 MN after tax, or ($0.50) per share after tax
  - Adjusted Loss reflects the impact related to increased prepayments resulting from the decline in interest rates and the decline in value of pipeline MSR since the date of lock
  - Reverse segment continues to be impacted by lower gain on sale revenues and elevated expenses related to 2015's regulatory changes

RECENT ACCOMPLISHMENTS

- Serviced portfolio grew by 3% to $275.7 BN as compared to prior quarter
- Improved recapture rate from 23% to 26% as compared to prior quarter
- Transitioned ~1.4 MN mortgage customers to the industry-standard MSP platform
- Completed previously announced acquisition of certain assets from RCS, increased sub-servicing by ~$10.0 BN
- Completed the closure of our Originations distributed retail channel and other reorganization activities in Q1 2016, resulting in expected annualized savings of ~$28.0 MN
- Re-engineering initiative in early stages; expect initial impact in 2H 2016 with significant improvements to be realized in 2017

Walter INVESTMENT MANAGEMENT CORP.

4

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended March 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

2016 OPERATING ENVIRONMENT & TRANSFORMATION PLANS

ENVIRONMENT: Continued Evolution of Sector

- Industry sources predict moderate economic growth
  - Originations volumes of ~$1.6 TN in 2016
  - Low rate environment supports continued refi market
  - Higher amortization
- Regulatory oversight/impact remains high
  - Servicing rules
  - TRID
- Consolidation accelerates - servicing and originations
- Non-bank participants continue to gain share
  - Servicing
  - Originations
  - Outsourcing of bank's "non-core" customers

WALTER: Transformation Plans

- Goal of becoming a Lifelong Partner in Homeownership
  - Deliver exceptional customer service
  - Inspire brand loyalty
  - Engage customers using their preferred medium
  - Improve employee satisfaction to reduce turnover and enhance engagement
- Re-engineer processes to drive cost/revenue efficiencies across the business
  - Significant opportunities identified
  - Deploy technology solutions
  - Company-wide scope
- Focus on efficient allocation of capital
  - Collaborate with WCO and third-parties for future flow transactions and opportunistic MSR sales
  - Pursue outsourcing opportunities
  - Reduce corporate leverage

Walter has the scale, track record and strong relationships to be successful in an evolving sector.

Walter INVESTMENT MANAGEMENT CORP.

5

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended March 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Q1 2016 SERVICING RESULTS Pre-tax loss of ($256.3 MN) includes $240.3 MN FV charges due to changes in interest rates and model assumptions $74.6 MN of AEBITDA; $1.2 MN of Adjusted Loss 12 bps of AEBITDA margin Incurred costs of ~$5.0 MN above our expectations associated with transfer of loans to MSP platform Adjusted Loss reflects the impact of increased prepayments resulting from the decline in interest rates and the decline in value of pipeline MSR since the date of lock Target Update: Adjusted Earnings margin could be lower than previously provided target given interest rate environment AREAS OF FOCUS RESULTS Transition to an increased mix of sub-servicing business Targeted improvement in core operations through technology Continuous improvement of cost structure and enhancement of revenue opportunities

Q1 2016 ORIGINATIONS RESULTS AREAS OF FOCUS RESULTS Pre-tax income of $16.4 MN $23.8 MN of AEBITDA; $17.9 MN of Adjusted Earnings Recapture rate of 26% for Q1 2016; originated approximately 9,500 HARP loans As of March 31, 2016 there were approximately 476,600 "in-the-money"(1) accounts Correspondent volumes were affected by an increase to return hurdles for acquired MSR and increased market competition Target Update: 2016 volumes for correspondent channel are expected to be negatively impacted by an increase to the return hurdles for acquired MSR and increased market competition Build consumer lending channel and increasing retention/recapture rates Maximize earnings in the continuing low interest rate environment Enhance customer experience through investments in digital technologies and point of sale services designed to improve ability to self-serve (1)"In-the-money" refers to those accounts which would receive a reduction in monthly mortgage payment amount of at least $70 should they take advantage of a mortgage refinance opportunity, based on assumed mortgage terms and excluding refinancing costs and fees. In-the-money borrowers may not benefit economically from a loan modification and, for that or other reasons, may be unwilling to modify their loans.  Interest rates are a significant factor in determining which accounts are “in-the-money”, so changes in interest rates (and other factors) may cause the number of such accounts to vary from time to time.

Q1 2016 REVERSE MORTGAGE RESULTS AREAS OF FOCUS RESULTS Enhance sales operations to drive increased consumer channel volumes Review of legacy servicing book defaults in an effort to minimize curtailment and other charges Disciplined approach to correspondent and wholesale channel investment Pre-tax income of $5.0 MN ($9.5 MN) of AEBITDA; ($10.4 MN) of Adjusted Loss Issued $187.9 MN of securitizations Unfunded HECM IDL tails at March 31, 2016: $491 MN eligible for draw immediately; $331 MN scheduled to become eligible for draw over next 12 months(1) Lower gain on sale revenues were principally volume related Operating expenses remain elevated driven by increased defaulted mortgage activity resulting from 2015's regulatory changes Target Update: Given market conditions and first quarter loss, achieving positive Adjusted Earnings for 2016 will be a challenge (1) Assumes the loans remain performing.

STRATEGIC INITIATIVES BUSINESS PROCESS RE-ENGINEERING CAPITAL ALLOCATION & BALANCE SHEET Substantially negotiated final terms of planned Insurance transaction; awaiting regulatory input On-going discussions with WCO and other potential counterparties for future flow transactions and opportunistic MSR sales Entered into binding letter of intent to sell $4.6 BN in UPB of GSE MSR Prepaid $7.2 MN par value debt in Q1 2016 for $6.3 MN Planning to reduce corporate leverage Company-wide process re-engineering project in early stages Initiatives focused on additional operating cost savings, revenue enhancements and reductions in advance carry costs Initial targeted efforts have identified $60 to $75 million of improvement opportunities, with $20 to $25 million of one-time costs Expanding breadth and depth and accelerating review company-wide with significant additional opportunities expected Fostering a culture of continuous improvement to enhance customer interactions, operational efficiencies and compliance

KEY TAKEAWAYS Market uncertainties driving depressed valuation Stock trading at significant discount to book value Accelerating plan designed to improve valuation Substantial shareholder representation on the Board VALUATION OPERATING INITIATIVES MARKET OPPORTUNITIES Low rate environment favorable to Originations business Consolidation in servicing sector expected to continue Strong relationships with counterparties drive opportunity Non-bank market share gains; banks are focused on "core customers" Fostering a culture of continuous improvement to improve employee satisfaction and enhance customer experience Efficiency gains through process re-engineering and technology Focus on customer experience, enhancing the Ditech brand Maximize retention opportunity BALANCE SHEET INITIATIVES Focus on capital allocation and cash flow Targeted reduction of leverage Planned sale of Insurance business UPB additions targeted through sub-servicing agreements requiring limited capital outlay

Appendix: Supplemental Information & Reconciliations

Use of Non-GAAP Measures and Definitions Generally Accepted Accounting Principles ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided the following non-GAAP financial measures in this presentation: Adjusted Earnings, Adjusted EBITDA and Funds Generated in Period. See the definitions below for a description of how these items are presented and see the Non-GAAP Reconciliations for a reconciliation of these measures to the most directly comparable GAAP financial measures. Management considers Adjusted Earnings (Loss), Adjusted EBITDA and Funds Generated in Period, each of which is a non-GAAP financial measure, to be important in the evaluation of our business segments and of the Company as a whole, as well as for allocating capital resources to our segments. Adjusted Earnings (Loss), Adjusted EBITDA and Funds Generated in Period are supplemental metrics utilized by management to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use these measures when analyzing our operating performance. Adjusted Earnings (Loss), Adjusted EBITDA and Funds Generated in Period are not presentations made in accordance with GAAP and our use of these measures and terms may vary from other companies in our industry. These non-GAAP financial measures should not be considered as alternatives to (1) net income (loss) or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. These measures have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Because of these limitations, these measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Earnings (Loss) and Adjusted EBITDA only as supplements. Users of our financial statements are cautioned not to place undue reliance on Adjusted Earnings (Loss) and Adjusted EBITDA. Adjusted Earnings (Loss) is defined as income (loss) before income taxes plus changes in fair value due to changes in valuation inputs and other assumptions; certain depreciation and amortization costs related to the increased basis in assets (including servicing rights and sub-servicing contracts) acquired within business combination transactions (or step-up depreciation and amortization); goodwill impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries; share-based compensation expense; non-cash interest expense; restructuring costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily including certain non-recurring costs; severance; gain or loss on extinguishment of debt; the net impact of the Non-Residual Trusts; and transaction and integration costs. Adjusted Earnings (Loss) excludes unrealized changes in fair value of MSRs that are based on projections of expected future cash flows and prepayments. Adjusted Earnings (Loss) includes both cash and non-cash gains from mortgage loan origination activities. Non-cash gains are net of non-cash charges or reserves provided. Adjusted Earnings (Loss) includes cash generated from reverse mortgage origination activities. Adjusted Earnings (Loss) may from time to time also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors with a supplemental means of evaluating our operating performance. Adjusted EBITDA eliminates the effects of financing, income taxes and depreciation and amortization. Adjusted EBITDA is defined as income (loss) before income taxes; amortization of servicing rights and other fair value adjustments; interest expense on corporate debt; depreciation and amortization; goodwill impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries; share-based compensation expense; restructuring costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily certain non-recurring costs; the net provision for the repurchase of loans sold; non-cash interest income; severance; gain or loss on extinguishment of debt; interest income on unrestricted cash and cash equivalents; the net impact of the Non-Residual Trusts; the provision for loan losses; Residual Trust cash flows; transaction and integration costs; and servicing fee economics. Adjusted EBITDA includes both cash and non-cash gains from mortgage loan origination activities. Adjusted EBITDA excludes the impact of fair value option accounting on certain assets and liabilities and includes cash generated from reverse mortgage origination activities. Adjusted EBITDA may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a supplemental means of evaluating our operating performance. Funds Generated in Period is calculated as Adjusted EBITDA, as described above, less capital expenditures, cash paid for corporate debt interest expense and income taxes. Management believes Funds Generated in Period is useful as a supplemental indicator of the cash capable of being generated by the business during the relevant period and for that purpose considers the values of the OMSRs created during the period as equivalent to cash on the assumption that such OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. There can be no assurance that the OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. Funds Generated in Period does not represent cash flow or cash available for investment. Amounts or metrics that relate to future earnings projections are forward-looking and subject to significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of Walter Investment and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that any target will be achieved and the Company undertakes no duty to update any target. Please refer to the introductory slides of this presentation, as well as additional disclosures in this Appendix and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC, for important information regarding forward looking statements and the use and limitations of non-GAAP financial measures. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of any forward-looking financial measures presented herein.

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described below and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, the Quarterly Report on Form 10-Q for the period ended March 31, 2016 and in our other filings with the SEC. In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements: our ability to operate our business in compliance with existing and future rules and regulations affecting our business, including those relating to the origination and servicing of residential loans, the management of third-party assets and the insurance industry (including lender-placed insurance), and changes to, and/or more stringent enforcement of, such rules and regulations; increased scrutiny and potential enforcement actions by federal and state authorities; the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any consumer redress, fines, penalties or similar payments we make in connection with resolving such matters; uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims); potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations and other legal proceedings; our dependence on U.S. government-sponsored entities (especially Fannie Mae) and agencies and their residential loan programs and our ability to maintain relationships with, and remain qualified to participate in programs sponsored by, such entities, our ability to satisfy various existing or future GSE, agency and other capital, net worth, liquidity and other financial requirements applicable to our business, and our ability to remain qualified as a GSE approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ respective residential loan and selling and servicing guides; uncertainties relating to the status and future role of GSEs, and the effects of any changes to the origination and/or servicing requirements of the GSEs or various regulatory authorities or the servicing compensation structure for mortgage servicers pursuant to programs of GSEs or various regulatory authorities; our ability to maintain our loan servicing, loan origination, insurance agency or collection agency licenses, or any other licenses necessary to operate our businesses, or changes to, or our ability to comply with, our licensing requirements; our ability to comply with the terms of the stipulated order resolving allegations arising from an FTC and CFPB investigation of Ditech Financial; operational risks inherent in the mortgage servicing and mortgage origination businesses, including our ability to comply with the various contracts to which we are a party and reputational risks; risks related to our substantial levels of indebtedness, including our ability to comply with covenants contained in our debt agreements, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, as well as our ability to incur substantially more debt; our ability to renew advance facilities or warehouse facilities and maintain borrowing capacity under such facilities; our ability to maintain or grow our servicing business and our residential loan originations business; our ability to achieve our strategic initiatives, particularly our ability to: execute and complete balance sheet management activities; execute and realize improvements relating to our re-engineering project; make arrangements with potential counterparties; complete sales of assets to, and enter into other arrangements with, WCO; increase the mix of our fee-for-service business; reduce our debt; enhance efficiencies and streamline processes; and develop new business, including acquisitions of MSRs or entering into new subservicing arrangements; uncertainties relating to the potential sale of substantially all of our insurance business, including (i) the outcome of an on-going review of aspects of such potential sale by certain regulatory authorities, (ii) our ability to finalize and execute agreements relating to such potential sale, and (iii) our ability to complete such potential sale;

Forward-Looking Statements changes in prepayment rates and delinquency rates on the loans we service and sub-service; the ability of our clients and credit owners to transfer or otherwise terminate our servicing or sub-servicing rights; a downgrade of, or other adverse change relating to, our servicer ratings or credit ratings; our ability to collect reimbursements for servicing advances and earn and timely receive incentive payments and ancillary fees on our servicing portfolio; our ability to collect indemnification payments and enforce repurchase obligations relating to mortgage loans we purchase from our correspondent clients and our ability to collect in a timely manner indemnification payments relating to servicing rights we purchase from prior servicers; local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular, including the volume and pricing of home sales and uncertainty regarding the levels of mortgage originations and prepayments; uncertainty as to the volume of originations activity we will benefit from prior to, and following, the expiration of HARP, which is scheduled to occur on December 31, 2016, including uncertainty as to the number of "in-the-money" accounts we may be able to refinance; risks associated with the origination, securitization and servicing of reverse mortgages, including changes to reverse mortgage programs operated by FHA, HUD or Ginnie Mae, our ability to accurately estimate interest curtailment liabilities, continued demand for HECM loans and other reverse mortgages, our ability to fund HECM repurchase obligations, our ability to fund principal additions on our HECM loans, and our ability to securitize our HECM loans and tails; our ability to realize all anticipated benefits of past, pending or potential future acquisitions or joint venture investments; the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation; changes in interest rates and the effectiveness of any hedge we may employ against such changes; risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against us or our vendors; our ability to adequately respond to actual or alleged cyber-attacks; and our ability to implement adequate internal security measures and protect confidential borrower information; risks and potential costs associated with the implementation of new technology such as MSP, the use of vendors or the transfer of our servers or other infrastructure to new data center facilities; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; uncertainties regarding impairment charges relating to our goodwill or other intangible assets; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to manage conflicts of interest relating to our investment in WCO and maintain our relationship with WCO; and risks related to our relationship with Walter Energy and uncertainties arising from or relating to its bankruptcy filings, including potential liability for any taxes, interest and/or penalties owed by the Walter Energy consolidated group for the full or partial tax years during which certain of the Company's former subsidiaries were part of such consolidated group and certain other tax risks allocated to us in connection with our spin-off from Walter Energy. All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties. Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws. In addition, this presentation may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

Servicing Segment

Servicing Key Metrics

$ in millions

	Q1 2016	Q4 2015	Q1 2015
Servicing fees	$ 176.4	$ 179.2	$ 170.7
Incentive and performance fees	17.4	23.9	25.1
Ancillary and other fees	24.1	28.4	23.5
Servicing revenue and fees	$ 217.9	$ 231.5	$ 219.3
Amortization of servicing rights	(4.1)	(5.7)	(6.5)
Other changes in fair value of servicing rights[1]	(68.1)	(65.2)	(54.7)
Changes in valuation inputs of servicing rights	(258.5)	16.2	(74.5)
Changes in fair value of servicing rights related liabilities	3.3	(0.7)	(1.8)
Net servicing revenue and fees	$ (109.5)	$ 176.1	$ 81.8
AEBITDA/average UPB	12 bps	15 bps	17 bps
Adjusted Earnings/average UPB	— bps	3 bps	7 bps
Serviced UPB (in billions)	$ 255.3	$ 246.6	$ 236.4
Serviced units (in millions)	2.2	2.1	2.2
Average UPB serviced (in billions)	$ 251.6	$ 249.1	$ 238.9
Disappearance Rate[2]	13.0%	13.3%	13.8%

[1] Represents the realization of cash flows (prepayments) of the MSRs accounted for at fair value. Prepayments continue to be higher than anticipated as a result of the continued low interest rate environment.

[2] The quarterly portfolio disappearance rate is the weighted average of the disappearance rate for each month in such quarter. The monthly disappearance rate is the annualized exponential rate of dividing the aggregate dollar amount of contractual payments, voluntary prepayments and defaults attributable to mortgage loans in the mortgage loan servicing portfolio during such month by the sum of the unpaid principal balance of the loans in the mortgage loan servicing portfolio at the beginning of such month plus the unpaid principal balance of any mortgage loans added to such portfolio during such month.

Walter Investment Management Corp.

15

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended March 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Originations Segment

Originations Data by Channel

$ in billions

Pull-Through Adjusted Locked Volume

	Q1 2016	Q4 2015	Q1 2015
Consumer Lending	$ 1.6	$ 1.9	$ 2.0
Correspondent Lending	3.0	3.6	4.9
	$ 4.6	$ 5.5	$ 6.9

Funded Volume

	Q1 2016	Q4 2015	Q1 2015
Consumer Lending	$ 1.8	$ 1.7	$ 1.8
Correspondent Lending	3.2	3.9	3.7
	$ 5.0	$ 5.6	$ 5.5

	Q1 2016	Q4 2015	Q1 2015
Recapture Rate[1]	26%	23%	29%

[1] Recapture rate represents the percent of voluntary UPB payoffs during the period refinanced in to new loans by Ditech. This metric excludes payoffs on non-marketable portfolios (e.g. sub-serviced), payoffs under $20K UPB, or payoffs prior to 60 days after boarding.

Consumer Lending Origination Economics

bps	Q1 2016	Q4 2015	Q1 2015
Gain on Sale[2]	457	363	479
Fee Income[3]	46	46	7
Direct Expenses[3]	(300)	(312)	(290)
Direct Margin	203	97	196

Correspondent Lending Origination Economics

bps	Q1 2016	Q4 2015	Q1 2015
Gain on Sale[2]	56	57	55
Fee Income[3]	11	12	10
Direct Expenses[3]	(43)	(36)	(37)
Direct Margin	24	33	28

[2] Calculated on pull-through adjusted locked volume.
[3] Calculated on funded volume.

Q1 2016 Expense Detail

	Consumer Lending	Correspondent Lending	Total
Funded Volume ($MNs)	$ 1,808.1	$ 3,159.7	$ 4,967.8
Direct Expenses (bps)	(300)	(43)	
Direct Expenses ($MNs)	$ 54.2	$ 13.6	$ 67.8
Indirect expenses [4]			13.7
Total expenses (excluding depreciation and amortization)			$ 81.5

[4] Includes support functions and corporate overhead allocations

Walter Investment Management Corp.

16

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended March 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reverse Mortgage Segment $ in millions (1) Representative of servicing fee for on-balance sheet residential loans serviced. (2) Cash generated by origination, purchase and securitization of HECM loans. (3) Funded volumes exclude funded tail volumes.   Reverse Mortgage Key Metrics Q1 2016 Q1 2016 Q4 2015 Q4 2015 Q1 2015 Q1 2015 Interest income $ 110.6 $ 109.6 $ 106.3 Interest expense (103.3) (102.6) (98.5) Net interest margin(1) $ 7.3 $ 7.0 $ 7.8 Blended cash generated(2) 10.2 11.0 18.7 Fair value of loans and HMBS obligations 17.7 (9.9) 4.3 Fair value $ 35.2 $ 8.1 $ 30.8 Net servicing revenues and fees 6.9 8.1 11.4 Other 2.0 2.0 1.7 Total revenue $ 44.1 $ 18.2 $ 43.9 Funded volume(3) $ 70 MN $ 93 MN $ 310 MN Securitized volume $ 188 MN $ 221 MN $ 413 MN Serviced UPB (in billions) $ 20.4 $ 20.1 $ 18.7 Serviced units 121,600 121,233 114,208 $ in millions

Securitized Reverse Mortgages and VIEs(1) $ in millions Reverse Mortgage - Securitized Portfolio Assets $ 10,646.2 Liabilities $ 10,697.4 $ (51.2) Residual Trusts Assets $ 515.3 Liabilities $ 463.0 $ 52.3 Non-Residual Trusts Assets $ 533.1 Liabilities $ 564.8 $ (31.7) Servicer and Protective Advance Financing Facilities Assets $ 1,155.1 Liabilities $ 974.9 $ 180.2 Ø Net fair value liability of $51.2 MN in Reverse Mortgage should be positive to tangible net worth over time Ø $52.3 MN of residual interest in legacy Walter Investment portfolio Ø Net fair value liability of $31.7 MN associated with mandatory clean-up call obligation in Non-Residual Trusts Ø $180.2 MN of equity in servicer advance trusts (1) Above presentation excludes impact of overall Walter tax positions. Net equity of $149.6 MN is embedded in securitized reverse mortgages and VIEs.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA $ in millions For the Three Months Ended For the Three Months Ended For the Three Months Ended For the Three Months Ended March 31, 2016 March 31, 2016 March 31, 2015 March 31, 2015 Loss before income taxes $ (278.9) $ (49.7) Add/(Subtract): Amortization of servicing rights and other fair value adjustments 313.1 135.5 Interest expense 38.6 40.1 Depreciation and amortization 14.4 16.6 Share-based compensation expense 0.9 3.4 Fair value to cash adjustment for reverse loans (17.7) (4.3) Curtailment expense — 16.1 Restructuring costs 3.9 1.1 Other 12.8 3.9 Sub-total 366.0 212.4 Adjusted EBITDA $ 87.1 $ 162.7

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted Earnings ($ in millions, except per share amounts) For the Three Months Ended For the Three Months Ended For the Three Months Ended For the Three Months Ended March 31, 2016 March 31, 2016 March 31, 2015 March 31, 2015 Loss before income taxes $ (278.9) $ (49.7) Add/(Subtract): Changes in fair value due to changes in valuation inputs and other assumptions 240.3 73.8 Step-up depreciation and amortization 7.9 9.5 Step-up amortization of sub-servicing rights 2.9 4.9 Non-cash interest expense 2.8 3.3 Share-based compensation expense 0.9 3.4 Fair value to cash adjustment for reverse loans (17.7) (4.3) Curtailment expense — 16.1 Restructuring costs 3.9 1.1 Other 9.2 3.7 Adjusted Earnings (Loss) $ (28.7) $ 61.8 Adjusted Earnings (Loss) after tax (38%) $ (17.8) $ 38.3 Adjusted Earnings (Loss) after taxes per common and common equivalent share $ (0.50) $ 1.02

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the three months ended March 31, 2016 For the three months ended March 31, 2016 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (256.3) $ 16.4 $ 5.0 $ (44.0) $ (278.9) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 6.7 0.3 0.9 — 7.9 Step-up amortization of sub-servicing rights 2.9 — — — 2.9 Non-cash interest expense — — — 2.9 2.8 Share-based compensation expense 0.8 (0.6) 0.3 0.4 0.9 Fair value to cash adjustment for reverse loans — — (17.7) — (17.7) Changes in fair value due to changes in valuation inputs and other assumptions 240.3 — — — 240.3 Restructuring costs 1.9 1.8 — 0.2 3.9 Other 2.5 — 1.0 5.6 9.2 Total adjustments 255.1 1.5 (15.5) 9.0 250.2 Adjusted Earnings (Loss) (1.2) 17.9 (10.4) (34.9) (28.7) ADJUSTED EBITDA Depreciation and amortization 4.0 2.1 0.4 — 6.5 Amortization of servicing rights and other fair value adjustments 69.3 — 0.5 — 69.8 Interest expense on debt 2.7 — — 33.0 35.8 Other (0.3) 3.8 — 0.2 3.7 Total adjustments 75.8 5.9 0.9 33.2 115.7 Adjusted EBITDA $ 74.6 $ 23.8 $ (9.5) $ (1.7) $ 87.1 Please note that numbers may not foot due to rounding

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the three months ended March 31, 2015 For the three months ended March 31, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (50.7) $ 41.8 $ (13.5) $ (27.3) $ (49.7) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 7.0 1.2 1.3 — 9.5 Step-up amortization of sub-servicing contracts 4.9 — — — 4.9 Non-cash interest expense 0.8 — — 2.6 3.3 Share-based compensation expense 2.0 0.8 0.5 0.1 3.4 Fair value to cash adjustments for reverse loans — — (4.4) — (4.4) Changes in fair value due to changes in valuation inputs and other assumptions 73.8 — — — 73.8 Curtailment expense — — 16.1 — 16.1 Restructuring costs 0.4 0.2 — 0.5 1.1 Other 1.9 0.3 (1.4) 2.8 3.7 Total adjustments 90.8 2.5 12.2 6.0 111.5 Adjusted Earnings (Loss) 40.1 44.3 (1.3) (21.4) 61.8 ADJUSTED EBITDA Depreciation and amortization 4.4 2.0 0.6 — 7.1 Amortization of servicing rights and other fair value adjustments 56.3 — 0.6 — 56.8 Interest expense on debt 2.6 — — 34.2 36.8 Other (0.3) 0.4 0.1 0.1 0.2 Total adjustments 63.0 2.4 1.3 34.2 100.9 Adjusted EBITDA $ 103.1 $ 46.7 $ — $ 12.9 $ 162.7 Please note that numbers may not foot due to rounding

Reconciliation of Funds Generated in Period to Net Increase in Cash and Cash Equivalents

($ in millions)	For the twelve months ended March 31, 2016	For the three months ended March 31, 2016	For the year ended December 31, 2015	For the three months ended March 31, 2015
Adjusted EBITDA	$ 474.1	$ 87.1	$ 549.7	$ 162.7
Less:				
Cash Interest Expense on Corporate Debt	(128.4)	(17.1)	(128.9)	(17.6)
Cash Taxes/Refund	0.5	—	1.6	1.1
Capital Expenditures	(35.8)	(11.7)	(27.8)	(3.7)
Funds Generated in Period	$ 310.4	$ 58.3	$ 394.6	$ 142.5
Investing and Financing activity and other uses of Funds Generated in Period:				
Investment in retained OMSRs(1)	(286.7)	(52.3)	(306.7)	(72.3)
Net investment in originations activity(2)	32.9	16.5	(10.1)	(26.5)
Net activity for servicing advances	(37.7)	(17.7)	46.7	66.7
Net investment in reverse mortgage activity	(2.6)	28.6	(58.1)	(26.9)
Proceeds from servicing rights related liabilities, net of payments	44.3	(1.3)	43.4	(2.2)
Acquisitions, including related transaction costs(3)	(227.0)	(10.8)	(273.4)	(57.2)
Net payments of corporate debt	(95.0)	(6.5)	(92.8)	(4.3)
Other working capital	117.4	(23.2)	139.1	(1.5)
Change in Cash and Cash Equivalents	$ (144.0)	$ (8.4)	$ (117.3)	$ 18.3
Cash flows provided by (used in) operating activities	33.6	202.7	(48.1)	121.0
Cash flows provided by (used in) investing activities	(155.6)	58.0	(454.9)	(241.3)
Cash flows provided by (used in) financing activities	(22.0)	(269.1)	385.7	138.6
Total change in cash and cash equivalents	(144.0)	(8.4)	(117.3)	18.3

(1) Represents originated MSRs that have been capitalized upon transfer of loans.
(2) Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights.
(3) Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction & integration costs incurred as a result.

Walter INVESTMENT MANAGEMENT CORP.

23

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended March 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.